Exhibit 99.1

Vincerx Pharma Announces Termination of Reverse Merger Term Sheet and Evaluation of Strategic Alternatives

San Mateo, Calif., Feb. 28, 2025 – Vincerx Pharma, Inc. (Nasdaq: VINC) today announced that the previously signed binding Term Sheet between Vincerx, Oqory, Inc., and Vivasor, Inc. for a reverse merger transaction has been terminated.

As a result, the board of directors will reassess the Company’s strategic alternatives, including out-licensing, merger and acquisition opportunities (including reverse mergers), the sale of assets and technologies, and winding down operations, among other potential transactions.

As of February 26, 2025, the Company had approximately $3.9 million in cash. The Company’s cash runway is expected to extend through late Q2 2025.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of U.S. federal securities laws. Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, expectations and events and include, but are not limited to, the Company’s expectations regarding its review of strategic alternatives, including out-licensing, merger and acquisition opportunities (including reverse mergers), the sale of assets and technologies, and winding down operations; and the Company’s expected cash runway. Forward-looking statements are neither historical facts nor assurances of future performance or events. Instead, they are based only on current beliefs, expectations, and assumptions regarding future business developments, future plans and strategies, projections, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict, many of which are outside the Company’s control.

Actual results, conditions, and events may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause actual results, conditions, and events to differ materially from those indicated in the forward-looking statements include, but are not limited to: capital requirements and availability and sufficiency of capital, and cash runway; the Company’s ability to continue as a going concern; the risk that no viable strategic alternatives other than winding down the Company are available; risks that the Company’s evaluation of potential strategic alternatives does not result in a transaction that enhances stockholder value on a timely basis or at all and results in a winding down of the Company’s operations and dissolution of the Company; and other risks and uncertainties including those set forth in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 and subsequent reports filed with the Securities and Exchange Commission . Forward-looking statements speak only as of the date hereof, and the Company disclaims any obligation to update any forward-looking statements.

Contacts:

Gabriela Jairala

Vincerx Pharma, Inc.

gabriela.jairala@vincerx.com

Totyana Simien

Inizio Evoke Comms

totyana.simien@inizioevoke.com